                                                                   EXHIBIT 10.21


AMENDMENT TO OUTSIDE DIRECTORS' WARRANT PLAN AND GRANT OF WARRANTS

         WHEREAS the Company's Outside Director's Warrant Plan (the "Warrant Plan") authorizes the Company to issue to the Company's non-employee directors warrants to purchase up to 1,200,000 shares of the Company's common stock;

         WHEREAS, the Company has already issued under the Warrant Plan warrants to purchase an aggregate of 1,026,000 shares of its common stock;

         WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Warrant Plan to provide for issuance thereunder of warrants to purchase an aggregate of 2,400,000 shares of the Company's common stock (the "Plan Amendment");

         WHEREAS, the Board desires to recommend the Plan Amendment to the Company's stockholders for their approval; and

         WHEREAS, the Board has determined that it is in the best interests of the Company to grant to each of John P. Imlay, Jr. and Carl E. Sanders a warrant under the Plan to purchase 100,000 shares of the Company's common stock;

         NOW, THEREFORE, IT IS HEREBY RESOLVED, that, subject to the approval of the Company's stockholders, the Board does hereby amend Section 3 of the Warrant Plan by increasing the number of shares of common stock for issuance thereunder from 1,200,000 to 2,400,000;

         FURTHER RESOLVED, that, subject to the approval of the Company's stockholders, the Plan Amendment shall be effective immediately upon such stockholder approval;

         FURTHER RESOLVED, that, subject to the approval of the Company's stockholders, all of the other terms and provisions of the Warrant Plan shall remain in full force and effect, except as specifically amended hereby;

         FURTHER RESOLVED, that pursuant to the Warrant Plan, the Board hereby grants, as of the date hereof, to each of Messrs. Imlay and Sanders, a warrant to purchase an aggregate of 100,000 shares of the Company's common stock, which may be exercised from time to time, or at any time until 11:59 p.m. on December 14, 2003, at an exercise price of $19.88 per share, the closing price of the Company's common stock on The Nasdaq National Market on December 14, 1998, which warrants shall be immediately vested and may be exercised without regard to the proviso contained in Section 4(D) of the Plan, provided that each such warrant shall be subject to the approval of the Plan Amendment by the Company's stockholders to extent of the last 13,000 shares of the Company's common stock issuable upon exercise of each such warrant;

         FURTHER RESOLVED, that the Board hereby authorizes, empowers, and directs the Chairman, the Chief Executive Officer and the President and any Executive Vice President of the

Company, and each of them and any such other officers as any of them may authorize, empower, and direct, to take any and all such actions and to pay over to, execute and deliver and file and record, as the case may be, any and all such documents, agreements, instruments, certificates and instructions (however characterized or described), as such officer, may deem necessary or advisable, including, without limitation, a warrant certificate or agreement, in order to carry into effect the purposes and intent of the Plan Amendment and grant of the warrants, or the transactions contemplated therein or thereby, as shall be evidenced conclusively by the taking of such actions or the execution and delivery and the filing and recording, as the case may be, of such documents, agreements, instruments, certificates or instructions by such officers; and

         FURTHER RESOLVED, that any and all such actions heretofore taken and any and all documents, agreements, instruments, certificates or instructions (however characterized or described) heretofore executed and delivered or filed and recorded, as the case may be, on behalf of the Company by any duly elected officer of the Company in order to carry into effect the purposes and intent of the foregoing resolutions or the transactions contemplated therein or thereby are hereby ratified, confirmed and adopted and approved, in all respects.